As filed with the Securities and Exchange Commission on June 6, 2002.

                                       Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

               ----------------------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                        Securities Act of 1933

               ----------------------------------------


                    JONES LANG LASALLE INCORPORATED
        (Exact name of registrant as specified in its charter)


               ----------------------------------------


           MARYLAND                              36-4150422
     -----------------------                 ---------------------
     (State of incorporation)                (I.R.S. employer
                                             identification number)


                        200 EAST RANDOLPH DRIVE
                       CHICAGO, ILLINOIS  60601
     (Address of principal executive offices, including zip code)

                    JONES LANG LASALLE INCORPORATED
                         AMENDED AND RESTATED
                    STOCK AWARD AND INCENTIVE PLAN
                       (Full title of the plan)

                          FRITZ E. FREIDINGER
                     VICE PRESIDENT AND SECRETARY
                    JONES LANG LASALLE INCORPORATED
                        200 EAST RANDOLPH DRIVE
                        CHICAGO, ILLINOIS 60601
                            (312) 782-5800
       (Name, address and telephone number, including area code,
                         of agent for service)

               ----------------------------------------

                    CALCULATION OF REGISTRATION FEE
=========================================================================
                              Proposed
                               Maximum      Proposed
Title of           Amount     Offering      Maximum        Amount of
Securities         to be       Price        Aggregate      Registra-
to be            Registered   per Share     Offering       tion fee
Registered          (1)        (2) (3)      Price (3)         (4)
-------------------------------------------------------------------------

Common Stock,    9,110,000    $ 22.97     $209,256,700.00      N/A
par value
$.01 per
share
=========================================================================




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


(1)  The Registrant has previously filed Registration Statements on
     Form  S-8 (File Nos. 333-42193, 333-50721 and 333-69810) registering a total of 8,610,000 shares of its common stock issuable pursuant to the Jones Lang LaSalle Incorporated 1997 Stock Award and Incentive Plan, as amended ("Stock Award and Incentive Plan"), and a Registration Statement of Form S-8 (File No.333-42193) registering 500,000 shares of its common stock issuable pursuant to the Jones Lang LaSalle Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and Stock Compensation Program are referred to herein collectively as the "Former Plans." Effective as of May 14, 2002, the Registrant's Board of Directors authorized the amendment and restatement of the Former Plans to combine the Former Plans into a single plan. The Former Plans, as so combined, have been renamed as the "Jones Lang LaSalle Amended and Restated Stock Award and Incentive Plan" and are referred to herein as the "Plan." The maximum number of shares of the Registrant's common stock issuable pursuant to the Plan is 9,110,000 shares, subject to adjustment pursuant to the Plan upon the occurrence of certain events. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of shares of common stock as may be issuable as a result of such adjustments.

(2) Pursuant to Rule 457(h) and (c) under the Securities Act, the maximum offering price per share equals the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on June 4, 2002.

(3) Computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee.

(4) The Registrant has previously filed separate Registration Statements on Form S-8 (File Nos. 333-42193, 333-50721 and 333-42193), and paid the applicable filing fees, with respect to all of the shares of its common stock issued or issuable pursuant to the Plan.


































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


                 REGISTRATION OF ADDITIONAL SECURITIES


     Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), has previously established the Jones Lang LaSalle Incorporated 1997 Stock Award and Incentive Plan, as amended ("Stock Award and Incentive Plan"), and the Jones Lang LaSalle Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and Stock Compensation Program are referred to herein collectively as the "Former Plans." Effective as of May 14, 2002, the Company's Board of Directors authorized the amendment and restatement of the Former Plans combine the Former Plans into a single plan. The Former Plans, as so combined, have been renamed as the "Jones Lang LaSalle Amended and Restated Stock Award and Incentive Plan" and are referred to herein as the "Plan."

     The Company is filing this Registration Statement pursuant to General Instruction E of Form S-8 to reflect that the 8,610,000 shares of its common stock previously authorized for issuance pursuant to the Stock Award and Incentive Plan and the 500,000 share of its common stock previously authorized for issuance pursuant to the Stock Compensation Plan will, from and after the effective date of the Plan, be authorized for issuance under the Plan. The contents of the Company's Registration Statements on Form S-8, File Nos. 333-42193, 333-50720 and 333-69810, are hereby incorporated by reference into this Registration Statement.














































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


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The following information is provided pursuant to General
Instruction E of Form S-8.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002; and

     (c) The description of the Common Stock contained in the prospectus included in the Company's registration statement on Form S-1 (File No. 333-25741), as amended, incorporated by reference in the Company's registration statement on Form 8-A, dated June 27, 1997, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS.

EXHIBIT
NO.        DESCRIPTION OF EXHIBIT
-------    ----------------------

 5 Opinion of Fritz E. Freidinger, Esq. (incorporated by reference to Exhibit 5 to Registration Statements on Form S-8 (File Nos. 333-42193, 333-50721, 333-50721 and 333-42193) previously filed by the Registrant).

 23.1      Consent of KPMG LLP.

 23.2 Consent of Fritz E. Freidinger, Esq. (incorporated by reference to Exhibit 5 to Registration Statements on Form S-8 (File Nos. 333-42193, 333-50721, 333-50721 and 333-42193) previously filed by the Registrant).

 99.1 Jones Lang LaSalle Incorporated Amended and Restated Stock Award and Incentive Plan.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:


     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


           (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


           (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


           (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.










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


     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






















































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


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on June 5, 2002.


                            JONES LANG LASALLE INCORPORATED

                            By:     /s/ Stuart L. Scott
                                    ------------------------
                            Name:   Stuart L. Scott
                            Title:  Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of June, 2002.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Peacock, Peter C. Roberts, Lauralee E. Martin and Nicholas J. Willmott and Fritz E. Freidinger his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                           TITLE
---------                           -----


/s/ STUART L. SCOTT             Chairman of the Board of Directors
------------------------------  and Director
Stuart L. Scott


/s/ CHRISTOPHER A. PEACOCK      President, Chief Executive Officer
------------------------------  and Director
Christopher A. Peacock          (Principal Executive Officer)


/s/ PETER C. ROBERTS            Executive Vice President,
------------------------------ Chief Operating Officer and Director Peter C. Roberts


/s/ LAURALEE E. MARTIN          Executive Vice President,
------------------------------  Chief Financial Officer
Lauralee E. Martin              (Principal Financial Officer)


/s/ CHRISTOPHER M.G. BROWN      Chief Executive Officer,
------------------------------  Asia Pacific and Director
Christopher M.G. Brown

SIGNATURE                           TITLE
---------                           -----


/s/ ROBIN S. BROADHURST         Chairman of Europe and Director
------------------------------
Robin S. Broadhurst


/s/ ROBERT S. ORR               Chief Executive Officer,
------------------------------  Europe and Director
Robert S. Orr


/s/ LYNN C. THURBER             Chief Executive Officer of
------------------------------  LaSalle Investment Management
Lynn C. Thurber                 and Director


/s/ EARL E. WEBB                Chief Executive Officer,
------------------------------  Americas and Director
Earl E. Webb


/s/ HENRI-CLAUDE DE BETTIGNIES  Director
------------------------------
Henri-Claude de Bettignies


/s/ DARRYL HARTLEY-LEONARD      Director
------------------------------
Darryl Hartley-Leonard


/s/ DEREK A. HIGGS              Director
------------------------------
Derek A. Higgs


/s/ SHEILA A. PENROSE           Director
------------------------------
Sheila A. Penrose


/s/ JACKSON P. TAI              Director
------------------------------
Jackson P. Tai


/s/ THOMAS C. THEOBALD          Director
------------------------------
Thomas C. Theobald


/s/ NICHOLAS J. WILLMOTT        Senior Vice President
------------------------------  and Global Controller
Nicholas J. Willmott            (Principal Accounting Officer)













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